Exhibit 21.1
Virtus Investment Partners, Inc. Subsidiary List

Name	Jurisdiction

AlphaSimplex GP, LLC	Delaware

AlphaSimplex Group, LLC	Delaware

Ceredex Value Advisors LLC	Delaware

Duff & Phelps Investment Management Co.	Illinois

Kayne Anderson Rudnick Investment Management, LLC	California

NFJ Investment Group, LLC	Delaware

Seix CLO Management GP, LLC	Delaware

SGIA, LLC	Delaware

Silvant Capital Management LLC	Delaware

Sustainable Growth Advisers, LP	Delaware

Virtus Advisers, LLC	Delaware

Virtus Alternative Investment Advisers, LLC	Delaware

Virtus Capital Advisers, LLC	Delaware

Virtus ETF Solutions, LLC	Delaware

Virtus Fixed Income Advisers, LLC	Delaware

Virtus Fund Services, LLC	Delaware

Virtus Global Partners PTE. LTD.	Singapore

Virtus International Fund Management Limited	Ireland

Virtus International Management, LLP	United Kingdom

Virtus International Services Limited	United Kingdom

Virtus Investment Advisers, LLC	Delaware

Virtus Investment Partners International Ltd.	United Kingdom

Virtus Partners, Inc.	Delaware

Virtus Private Markets Holdings, LLC	Delaware

Virtus Shared Services, LLC	Delaware

VP Distributors, LLC	Delaware

Westchester Capital Management, LLC	Delaware

Westchester Capital Partners, LLC	Delaware